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                                                                    EXHIBIT 99.2

                              [VERTICALNET LOGO]

FOR IMMEDIATE RELEASE

For investor relations information, contact:
The Poretz Group, Investor Relations
Esther Smith 703-506-1778, x225
esther@poretz.com

At the company:
Muriel Lange, Director of Investor Relations
215-315-3367
mlange@verticalnet.com


                    VERTICALNET COMPLETES TWO-FOR-ONE SPLIT

HORSHAM, Pa. - April 4, 2000 - VerticalNet, Inc. (NASDAQ: VERT), the Internet's leading portfolio of business-to-business industrial trading communities, completed a two-for-one stock split for its shareholders of record on March 17, 2000, as previously announced February 1, 2000. Share distribution resulting from the split was scheduled to begin following the market close on March 31, 2000 and the split was reflected in trading prices beginning April 3.

ABOUT VERTICALNET, INC.
-----------------------

VerticalNet, Inc. http://www.verticalnet.com owns and operates 55 industry-specific Web sites designed as online business-to-business communities, known as vertical trade communities. These vertical trade communities provide users with comprehensive sources of information, interaction and e-commerce. They are grouped into the following industry sectors: ADVANCED TECHNOLOGIES, COMMUNICATIONS, ENVIRONMENTAL, FOOD AND PACKAGING, FOODSERVICE AND HOSPITALITY, HEALTHCARE/SCIENCE, MANUFACTURING AND METALS, PROCESS, PUBLIC SECTOR, SERVICE, TEXTILES AND APPAREL.

Additionally, VerticalNet provides auctions, catalogs, bookstores, career services and other e-commerce capabilities horizontally across its communities with technologies from acquired and organic sites like Industry Deals.com, IT CareerHub.com, LabX.com, and Professional Store.com. Through its acquisition of NECX.com, VerticalNet will provide an online exchange for the electronic components industry.

All trademarks are the property of their respective owners.